Exhibit 77Q1 - Additional Items

Item 15
Country	Subcustodian Name	City	Address
Argentina	HSBC Bank Argentina S.A	Buenos Aires	HSBC Bank Argentina S.A. Avenida Martin Garcia 464, 2nd Floor C1106ABJ Buenos Aires ARGENTINA
Australia	JPMorgan Chase Bank, N.A.	Sydney	JPMorgan Chase Bank, N.A.** Level 37 AAP Center 259, George Street Sydney NSW 2000 AUSTRALIA
Austria	UniCredit Bank Austria AG	Vienna	UniCredit Bank Austria AG Julius Tandler Platz - 3 A-1090 Vienna AUSTRIA
Bahrain	HSBC Bank Middle East Limited	Manama	HSBC Bank Middle East Limited 1st Floor, Building No 2505, Road No 2832 Al Seef 428 BAHRAIN
Bangladesh	Standard Chartered Bank	Dhaka	Standard Chartered Bank 18-20 Motijheel C.A Box 536 Dhaka-1000 BANGLADESH
Belgium	BNP Paribas Securities Services S.C.A.	Brussels	BNP Paribas Securities Services S.C.A. Boulevard Louis Schmidt 2 3rd Floor 1020 Brussels BELGIUM
Bermuda	HSBC Bank Bermuda Limited	Hamilton	HSBC Bank Bermuda Limited 6 Front Street Hamilton HMll BERMUDA
Botswana	Standard Chartered Bank Botswana Limited	Gaborone	Standard Chartered Bank Botswana Limited 5th Floor, Standard House P.O. Box 496 Queens Road, The Mall Gaborone BOTSWANA
Brazil	J.P. Morgan S.A. DTVM	Sao Paulo	J.P. Morgan S.A. DTVM** Avenida Brigadeiro Faria Lima, n. 3729, 2nd Floor Itaim Bibi Sao Paulo, SP 04538-133 BRAZIL
Bulgaria	ING Bank N.V.	Sofia	ING Bank N.V. Sofia Branch 49B Bulgaria Blvd Sofia 1404 BULGARIA
Canada	Canadian Imperial Bank of Commerce	Toronto	Canadian Imperial Bank of Commerce Commerce Court West Security Level Toronto, Ontario M5L 1G9 CANADA
Canada	Royal Bank of Canada	Toronto	Royal Bank of Canada 155 Wellington Street West, 2nd Floor Toronto Ontario M5V 3L3 CANADA
Chile	Banco Santander Chile	Santiago	Banco Santander Chile Bandera 140, Piso 4 Santiago CHILE
China (Shanghai)	HSBC Bank (China) Company Limited	Shanghai	HSBC Bank (China) Company Limited 33/F, HSBC Building, Shanghai ifc 8 Century Avenue, Pudong Shanghai 200120 THE PEOPLE'S REPUBLIC OF CHINA
China (Shenzhen)	HSBC Bank (China) Company Limited	Shanghai	HSBC Bank (China) Company Limited 33/F, HSBC Building, Shanghai ifc 8 Century Avenue, Pudong Shanghai 200120 THE PEOPLE'S REPUBLIC OF CHINA
Costa Rica*	Banco BCT, S.A.	San Jose	Banco BCT, S.A. 150 Metros Norte de la Catedral Metropolitana Edificio BCT San Jose COSTA RICA
Colombia	Santander Investment Trust Colombia S.A.	Bogota	Santander Investment Trust Colombia S.A. Calle 12, No. 7-32, Piso 3 Bogota COLOMBIA
Croatia	Privredna banka Zagreb d.d.	Zagreb	Privredna banka Zagreb d.d. Radnicka cesta 50 10000 Zagreb CROATIA
Cyprus	HSBC Bank plc	Athens	HSBC Bank plc 109-111, Messogian Ave. 115 26 Athens GREECE
Czech Republic	UniCredit Bank Czech Republic a.s.	Prague	UniCredit Bank Czech Republic a.s. BB Centrum - FILADELFIE Zeletavska 1525-1 140 92 Prague 1 CZECH REPUBLIC
Denmark	Nordea Bank Danmark A/S	Copenhagen	Nordea Bank Danmark A/S Helgeshoj Alle 33 Hoje Taastrup DK-2630 Taastrup DENMARK
Egypt	Citibank, N.A.	Cairo	Citibank, N.A. 4 Ahmed Pasha Street Garden City Cairo EGYPT
Estonia	Swedbank AS	Tallinn	Swedbank AS Liivalaia 8 15040 Tallinn ESTONIA
Finland	Nordea Bank Finland Plc	Helsinki	Nordea Bank Finland Plc Aleksis Kiven katu 3-5 FIN-00020 NORDEA Helsinki FINLAND
France	BNP Paribas Securities Services S.C.A.	Paris	BNP Paribas Securities Services S.C.A. Les Grands Moulins de Pantin 9, rue du Debarcadere 93500 Pantin FRANCE
France	Societe Generale	Paris	Societe Generale 50 Boulevard Haussman 75009 Paris FRANCE
Germany	Deutsche Bank AG	Frankfurt	Deutsche Bank AG Alfred-Herrhausen-Allee 16-24 D-65760 Eschborn GERMANY
Germany	J.P. Morgan AG	Frankfurt	J.P. Morgan AG#** Junghofstrasse 14 60311 Frankfurt am Main GERMANY
Ghana	Standard Chartered Bank Ghana Limited	Accra	Standard Chartered Bank Ghana Limited Accra High Street P.O. Box 768 Accra GHANA
Greece	HSBC Bank PLC	Athens	HSBC Bank plc Messogion 109-111 11526 Athens GREECE
Hong Kong	The Hongkong and Shanghai Banking Corporation Limited	Hong Kong	The Hongkong and Shanghai Banking Corporation Limited 2/F, Tower 1, HSBC Centre 1 Sham Mong Road Kowloon HONG KONG
Hungary	Deutsche Bank AG	Budapest	Deutsche Bank AG Hold utca 27 H-1054 Budapest HUNGARY
Iceland*	Islandsbanki hf.	Reykjavik	Islandsbanki hf. Kirkjusandur 2 IS-155 Reykjavik ICELAND
India	The Hongkong and Shanghai Banking Corporation Limited	Mumbai
India	Standard Chartered Bank	Mumbai
India	JPMorgan Chase Bank, N.A.	Mumbai	JPMorgan Chase Bank, N.A.** 6th Floor, Paradigm ´B' Wing Mindspace, Malad (West) Mumbai 400 064 INDIA
Indonesia	Deutsche Bank AG	Jakarta	Deutsche Bank AG Deutsche Bank Building 80 Jl. Inman Bonjol Jakarta 10310 INDONESIA
International Securities Market	Euroclear Bank
Ireland	JPMorgan Chase Bank, N.A.	London	JP Morgan Chase Bank, N.A.** 125 London Wall London EC2Y 5AJ UNITED KINGDOM
Israel	Bank Leumi le-Israel B.M.	Tel Aviv	Bank Leumi le-Israel B.M. 35, Yehuda Halevi Street 65136 Tel Aviv ISRAEL
Italy	BNP Paribas Securities Services S.C.A.	Milan	BNP Paribas Securities Services S.C.A. Via Asperto, 5 20123 Milan ITALY
Japan	Mizuho Corporate Bank, Limited	Tokyo	Mizuho Corporate Bank, Limited 6-7 Nihonbashi-Kabutocho Chuo-Ku Tokyo 103 -0026 JAPAN
Japan	The Bank of Tokyo-Mitsubishi UFJ Limited, Tokyo	Tokyo	The Bank of Tokyo-Mitsubishi UFJ, Limited 3-2 Nihombashi Hongkucho 1-chome Chuo-ku Tokyo 103 - 0021 JAPAN
Jordan	HSBC Bank Middle East Limited	Amman	HSBC Bank Middle East Limited Level 1 Zahran Street, 5th Circle Amman 11190 JORDAN
Kazakhstan	SB HSBC Bank Kazakhstan JSC	Almaty	SB HSBC Bank Kazakhstan JSC 43 Dostyk Avenue Almaty 050010 KAZAKHSTAN
Kenya	Standard Chartered Bank Kenya Limited	Nairobi	Standard Chartered Bank Kenya Limited Stanbank House Moi Avenue P.O. Box 30003 Nairobi 00100 KENYA
Kuwait	HSBC Bank Middle East Limited	Safat	HSBC Bank Middle East Limited Kuwait City, Qibla Area Hamad Al-Saqr Street, Kharafi Tower G/1/2 Floors Safat 13017 KUWAIT
Latvia	Swedbank AS	Riga	Swedbank AS Balasta dambis 1a Riga, LV-1048 LATVIA
Lebanon	HSBC Bank Middle East Limited	Ras-Beirut	HSBC Bank Middle East Limited HSBC Main Building Riad El Solh, P.O. Box 11-1380 1107-2080 Beirut LEBANON
Lithuania	AB SEB Bankas	Vilnius	AB SEB Bankas 12 Gedimino pr. LT 2600 Vilnius LITHUANIA
Luxembourg	BNP Paribas Securities Services S.C.A.	Luxembourg	BNP Paribas Securities Services S.C.A. 33, Rue de Gasperich L-5826 Hesperange LUXEMBOURG
Malawi *	Standard Bank Limited Malawi	Blantyre	Standard Bank Limited, Malawi 1st Floor Kaomba House Cnr Glyn Jones Road & Victoria Avenue Blantyre MALAWI
Malaysia	HSBC Bank Malaysia Berhad	Kuala Lumpur	HSBC Bank Malaysia Berhad 2 Leboh Ampang 12th Floor, South Tower 50100 Kuala Lumpur MALAYSIA
Malta	HSBC Bank Malta p.i.c.	Valletta	HSBC Bank Malta p.l.c. 80 Mill Street Qormi QRM 03 MALTA
Mauritius	The Hongkong and Shanghai Banking Corporation Limited	Port Louis	The Hongkong and Shanghai Banking Corporation Limited HSBC Centre 18 Cybercity Ebene MAURITIUS
Mexico	Banco Nacional de Mexico, S.A.	Mexico, D.F.	Banco Nacional de Mexico, S.A. Act. Roberto Medellin No. 800 3er Piso Norte Colonia Santa Fe 01210 Mexico, D.F. MEXICO
Morocco	Societe Generale Marocaine de Banques	Casablanca	Societe Generale Marocaine de Banques 55 Boulevard Abdelmoumen Casablanca 20100 MOROCCO
Namibia	Standard Bank Namibia Limited	Windhoek	Standard Bank Namibia Limited Mutual Platz Cnr. Stroebel and Post Streets P.O.Box 3327 Windhoek NAMIBIA
Netherlands	BNP Paribas Securities Services S.C.A.	Amsterdam	BNP Paribas Securities Services S.C.A. Herengracht 595 1017 CE Amsterdam NETHERLANDS
New Zealand	JPMorgan Chase Bank, N.A.**	Auckland	JPMorgan Chase Bank, N.A.** Level 13, 2 Hunter Street Wellington 6011 NEW ZEALAND
Nigeria	Stanbic IBTC Bank Plc	Lagos	Stanbic IBTC Bank Plc Plot 1712 Idejo Street Victoria Island Lagos NIGERIA
Norway	Nordea Bank Norge ASA	Oslo	Nordea Bank Norge ASA Essendropsgate 7 PO Box 1166 NO-0107 Oslo NORWAY
Oman	HSBC Bank Middle East Limited	Ruwi	HSBC Bank Middle East LimitedOman S.A.O.G. Bait Al Falaj Main Office Ruwi PC 112 OMAN
Pakistan	Standard Chartered Bank (Pakistan) Limited	Karachi	Standard Chartered Bank (Pakistan) Limited P.O. Box 4896 Ismail Ibrahim Chundrigar Road Karachi 74000 PAKISTAN
Palestine Territories	HSBC Bank Middle East Limited	Ramallah	HSBC Bank Middle East Limited Jaffa Street P.O. Box 2067 Ramallah PALESTINIAN AUTONOMOUS AREA
Peru	Citibank del Peru S.A.	Lima	Citibank del Peru S.A. Av. Canaval y Moreryra 480 Piso 4 San Isidro, Lima 27 PERU
Philippines	The Hongkong and Shanghai Banking Corporation Limited	Manila	The Hongkong and Shanghai Banking Corporation Limited 7/F HSBC Centre 3058 Fifth Avenue West Bonifacio Global City 1634 Taguig City PHILIPPINES
Poland	Bank Handlowy w. Warszawie S.A.	Warsaw	Bank Handlowy w. Warszawie S.A. ul. Senatorska 16 00-923 Warsaw 55 POLAND
Portugal	BNP Paribas Securities Services S.C.A.	Lisbon	BNP Paribas Securities Services S.C.A. Avenida D.João II, Lote 1.18.01, Bloco B, 7° andar 1998-028 Lisbon PORTUGAL
Qatar	HSBC Bank Middle East Limited	Doha	HSBC Bank Middle East Limited 2nd Floor, Ali Bin Ali Tower Building 150 (Airport Road) PO Box 57 Doha QATAR
Romania	ING Bank N.V.	Bucharest	ING Bank N.V. Crystal Tower 48 lancu de Hunedoara Blvd. 011745 Bucharest 1 ROMANIA
Russia*	J.P. Morgan Bank International (Limited Liability Company)	Moscow	J.P. Morgan Bank International** (Limited Liability Company) 10, Butyrsky Val White Square Business Centre Floor 12 Moscow 125047 RUSSIA
Russia	ING Bank (Eurasia) ZAO (Closed Joint Stock Company)	Moscow	ING Bank (Eurasia) ZAO (Closed Joint Stock Company) 36 Krasnoproletarskaya ulitsa 127473 Moscow RUSSIA
Saudi Arabia	SABB Securities Limited	Riyadh	HSBC Saudi Arabia Limited 2/F HSBC Building Olaya Road, Al-Murooj Disrict Riyadh 11413 SAUDI ARABIA
Serbia	UniCredit Bank Srbija a.d.	Belgrade	UniCredit Bank Srbija a.d. Airport City Belgrade Omladinskih Brigada 88 11070 Belgrade SERBIA
Singapore	DBS Bank Ltd., Singapore	Singapore	DBS Bank Ltd. 60 Alexandra Terrace The Comtech, #05-27 118502 SINGAPORE
Slovak Republic	UniCredit Bank Slovakia a.s.	Bratislava	UniCredit Bank Slovakia a.s. Sancova 1/A SK-813 33 Bratislava SLOVAK REPUBLIC
Slovenia	UniCredit Banka Slovenija d.d.	Ljubljana	UniCredit Banka Slovenija d.d. Smartinska 140 SI-1000 Ljubljana SLOVENIA
South Africa	FirstRand Bank Limited	Johannesburg	FirstRand Bank Limited 1 Mezzanine Floor, 3 First Place, Bank City Cnr Simmonds and Jeppe Streets Johannesburg 2001 SOUTH AFRICA
South Korea	Standard Chartered Bank Korea Limited	Seoul	Standard Chartered Bank Korea Limited 100 KongPyung-dong ChongRo-Gu Seoul 110-702 SOUTH KOREA
Spain	Santander Investment, S.A.	Madrid	Santander Investment, S.A. Ciudad Grupo Santander Avenida de Cantabria, s/n Edificio Ecinar, planta baja Boadilla del Monte 28660 Madrid SPAIN
Sri Lanka	The Hongkong and Shanghai Banking Corporation Limited	Colombo	The Hongkong and Shanghai Banking Corporation Limited 24 Sir Baron Jayatillaka Mawatha Colombo 1 SRI LANKA
Sweden	Nordea Bank AB (publ)	Stockholm	Nordea Bank AB (publ) Hamngatan 10 SE-105 71 Stockholm SWEDEN
Switzerland	UBS AG	Zurich	UBS AG 45 Bahnhofstrasse 8021 Zurich SWITZERLAND
Taiwan	JPMorgan Chase Bank, N.A.	Taipei	JPMorgan Chase Bank, N.A.** 8th Floor, Cathay Xin Yi Trading Building No. 108, Section 5, Xin Yi Road Taipei 11047 TAIWAN
Tanzania*	Stanbic Bank Tanzania Limited	Dar es Salaam	Stanbic Bank Tanzania Limited Stanbic Centre Corner Kinondoni and A.H.Mwinyi Roads P.O. Box 72648 Dar es Salaam TANZANIA
Thailand	Standard Chartered Bank (Thai) Public Company Limited	Bangkok	Standard Chartered Bank (Thai) Public Company Limited 14th Floor, Zone B Sathorn Nakorn Tower 90 North Sathorn Road Bangrak Silom, Bangrak Bangkok 10500 THAILAND
Trinidad & Tobago	Republic Bank Limited	Port of Spain	Republic Bank Limited 9-17 Park Street Port of Spain TRINIDAD AND TOBAGO
Tunisia	Banque Internationale Arabe de Tunisie, S.A.	Tunis	Banque Internationale Arabe de Tunisie, S.A. 70-72 Avenue Habib Bourguiba P.O. Box 520 1000 Tunis Cedex TUNISIA
Turkey	Citibank A.S.	Istanbul	Citibank A.S. Inkilap Mah., Yilmaz Plaza O. Faik Atakan Caddesi No: 3 34768 Umraniye- Istanbul TURKEY
Uganda	Standard Chartered Bank Uganda Limited	Kampala	Standard Chartered Bank Uganda Limited 5 Speke Road P.O. Box 7111 Kampala UGANDA
Ukraine*	ING Bank Ukraine	Kiev	ING Bank Ukraine 30-A Spaska Street 04070 Kiev UKRAINE
United Arab Emirates - DFM	HSBC Bank Middle East Limited	Dubai	HSBC Bank Middle East Limited Emaar Square, Level 3, Building No. 5 P.O. Box 502601 Dubai UNITED ARAB EMIRATES
United Arab Emirates - NASDAQ Dubai	HSBC Bank Middle East Limited	Dubai	HSBC Bank Middle East Limited Emaar Square, Level 3, Building No. 5 P.O. Box 502601 Dubai UNITED ARAB EMIRATES
United Arab Emirates - ADX	HSBC Bank Middle East Limited	Dubai	HSBC Bank Middle East Limited Emaar Square, Level 3, Building No. 5 P.O. Box 502601 Dubai UNITED ARAB EMIRATES
United Kingdom	JPMorgan Chase Bank, N.A.	London	JPMorgan Chase Bank, N.A.** 125 London Wall London EC4Y 5AJ UNITED KINGDOM
United Kingdom	Deutsche Bank AG, London (The Depository and Clearing Centre)	London	Deutsche Bank AG The Depository and Clearing Centre Lower Ground Floor 27 Leadenhall Street London EC3A 1AA UNITED KINGDOM
United States	JPMorgan Chase Bank, N.A.	New York	JPMorgan Chase Bank, N.A.** 4 New York Plaza New York, NY 10004 UNITED STATES
Uruguay	Banco Itaú Uruguay S.A.	Montevideo	Banco Itaú Uruguay S.A. Zabala 1463 11000 Montevideo URUGUAY
Venezuela	Citibank, N.A.	Caracas	Citibank, N.A. Centro Comercial El Recreo Torre Norte, Piso 20 Avda. Casanora, Sabana Grande Caracas 1050 D.C. VENEZUELA
Vietnam	HSBC Bank (Vietnam) Ltd.	Ho Chi Minh City	HSBC Bank (Vietnam) Ltd. The Metropolitan, 235 Dong Khoi Street District 1 Ho Chi Minh City VIETNAM
WAEMU - Benin, Burkina Faso, Ivory Coast, Guinea-Bissau, Mali, Niger, Senegal, Togo*	Societe Generale de Banques en Cote d'Ivoire	Abidjan	Société Générale de Banques en Côte d'Ivoire 5 et 7, Avenue J. Anoma 01 B.P. 1355 Abidjan 01 IVORY COAST
Zambia	Standard Chartered Bank Zambia Plc	Lusaka	Standard Chartered Bank Zambia Plc Standard Chartered House Cairo Road P.O. Box 32238 Lusaka 10101 ZAMBIA
Zimbabwe*	Barclays Bank of Zimbabwe Limited	Harare	Stanbic Bank Zimbabwe Limited Stanbic Centre, 3rd Floor 59 Samora Machel Avenue Harare ZIMBABWE